Exhibit 99.1

Harleysville Group Inc. Reports Fourth Quarter and Year-End 2009 Results

Fourth quarter and year-end highlights:

  Operating income of $0.84 per share in quarter, $3.02 for year
  Operating return on equity1 of 12.9 percent
  Statutory combined ratio2 of 99.1 percent in quarter, 99.8 percent for year
  Book value of $27.98 per share; up 21 percent from year-end 2008
  Quarterly dividend of $0.325; represents 8 percent increase from a year ago

HARLEYSVILLE, Pa.--(BUSINESS WIRE)--February 18, 2010--Harleysville Group Inc. (NASDAQ: HGIC) today reported diluted operating income of $0.84 per share for the fourth quarter of 2009, compared to $0.86 per share in the fourth quarter of 2008. For the 12-month periods, the company reported diluted operating income of $3.02 per share in 2009 and $2.75 per share in 2008. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments. See below for the company’s reported GAAP net income.

“We’re pleased that we ended 2009 with another strong quarterly performance,” commented Michael L. Browne, Harleysville Group’s president and chief executive officer. “Despite the challenging economic conditions, we reported operating income of $0.84 per share, our statutory combined ratio for the quarter was a profitable 99.1 percent and our operating return on equity (ROE) for the trailing 12 months was 12.9 percent, compared to our long-term goal of 12 percent.

“Our balance sheet continues to remain very strong, with our book value growing 21 percent from year-end 2008,” Browne continued. “Our sound financial position also is evidenced by a high-quality investment portfolio, a strong reserve position, a debt-to-capital ratio of 15 percent1 and a premium-to-surplus ratio of 1.3 to 1. And, earlier today we declared a regular quarterly cash dividend of $0.325 per share, marking the 95th consecutive quarter we have paid a dividend since going public in 1986.”

The company reported diluted net income of $0.86 per share in the fourth quarter of 2009, compared to $0.16 per share in the fourth quarter of 2008. Realized investment gains after tax in the fourth quarter of 2009 were $0.02 per share, compared to after-tax investment losses of $0.70 per share in 2008. For the 12-month periods, diluted net income was $3.07 per share in 2009 and $1.43 per share in 2008. For the 12 months, the company reported $0.05 per share after tax of realized investment gains in 2009, compared to after-tax investment losses of $1.32 per share in 2008.

The company’s fourth quarter net written premiums decreased 2.0 percent to $210.2 million in 2009, compared to $214.5 million in the same period in 2008. Net written premiums through 12 months were down 5.8 percent to $851.6 million in 2009, compared to $904.4 million in 2008, excluding the non-recurring impact of the pooling change in 2008.

Harleysville Group’s overall statutory combined ratio was 99.1 percent in the fourth quarter of 2009, compared to 98.5 percent in the fourth quarter of 2008. The company had no catastrophe losses in the fourth quarter of 2009, compared to 1.3 points in 2008. For the 12 months, the statutory combined ratio was 99.8 percent in 2009, versus 100.3 percent in 2008. Catastrophe losses added 0.7 points to the 12-month result in 2009 and 3.8 points in 2008. Adjusting for the one-time impact of the 2008 pooling change, the statutory combined ratio for the 12 months of 2008 was 100.7 percent.

Fourth quarter pretax investment income decreased 2.2 percent to $27.6 million, while after-tax investment income was up 0.8 percent in the fourth quarter to $21.1 million. For the 12 months, pretax investment income declined 6.1 percent to $106.6 million, while after-tax investment income was down 3.4 percent to $80.4 million. Operating cash flow for the 12 months of 2009 was $105.4 million, compared to $114.4 million in the 12 months of 2008, excluding the non-recurring impact of the pooling change in 2008.

Commercial lines Net written premiums in commercial lines decreased 5.3 percent to $165.1 million in the fourth quarter of 2009. For the 12 months, net written premiums were down 9.1 percent to $674.3 million. The commercial lines statutory combined ratio was 99.9 percent in the fourth quarter of 2009, versus 98.4 percent in the fourth quarter of 2008. For the 12 months, the statutory combined ratio was 100.7 percent in 2009, compared to 100.9 percent in 2008, adjusting for the non-recurring impact of the pooling change in 2008.

Personal lines Net written premiums in personal lines were up 12.4 percent to $45.1 million in the fourth quarter of 2009. For the 12 months, net written premiums grew 8.9 percent to $177.3 million. Harleysville Group’s personal lines statutory combined ratio was 96.0 percent in the fourth quarter of 2009, versus 99.0 percent during the fourth quarter of 2008. For the 12 months, the statutory combined ratio was 96.8 percent in 2009, compared to 100.1 percent in 2008, adjusting for the non-recurring impact of the pooling change in 2008.

Outlook “Looking ahead, we will remain focused on the basics of our business—underwriting, claims, service and productivity—in order to retain our best business and generate responsible, profitable growth,” Browne said. “Much of the success we experienced during the past year is a result of our underwriting discipline. In this extremely competitive market, maintaining that discipline is a must. We can’t afford to compromise on underwriting quality, so we are willing to walk away from under-priced business. Bottom line, we are focused on protecting the quality and long-term profitability of all of our business, as we seek to produce results that will continue to differentiate us favorably from our competition.”

Webcast The company will host a live Webcast tomorrow, February 19, 2010, at 8 a.m. (ET) to discuss its fourth quarter results. The Webcast and a replay will be available from the Investors section of the company’s Web site (www.harleysvillegroup.com).

GAAP and non-GAAP financial measures The company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

Corporate profile Harleysville Insurance is a leading super-regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. As a Trusted Choice® company partner, Harleysville distributes its products exclusively through a network of independent agents primarily across 32 states. Harleysville was listed recently as #7 in the InformationWeek 500, the publication’s annual listing of the most innovative information technology organizations in the U.S., and has been ranked on the list in each of the last three years. Harleysville Mutual Insurance Company owns 53 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for eight regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Group is listed on the NASDAQ Global Select Market, which is comprised of the top third of all NASDAQ member companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was recognized with a 2010 Mergent Dividend Achiever Award for its long-term history of dividend increases. Further information can be found on the company’s Web site at www.harleysvillegroup.com.

Forward-looking information Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results, including operating return on equity, premium growth and underwriting results, could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; reduced economic activity; the insurance product pricing environment; changes in applicable law and accounting standards; government regulation and changes therein that may impede the ability to charge adequate rates or to do business; performance of and instability in the financial markets; investment losses; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

1 Excludes the effects of ASC 320.

2 “Statutory combined ratio” is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

Harleysville Group Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS	Quarter ended		Twelve months ended
	December 31		December 31
(in thousands, except per share data)	2009	2008	2009	2008
OPERATING RESULTS
Diluted earnings per common share:
Operating income*	$0.84	$0.86	$3.02	$2.75
Realized investment gains (losses), net of income taxes (benefits)	0.02	(0.70)	0.05	(1.32)
Net income	$0.86	$0.16	$3.07	$1.43
Cash dividends per common share	$0.325	$0.30	$1.25	$1.10

FINANCIAL CONDITION		December 31, 2009		December 31, 2008
Assets		$3,301,986		$3,155,318
Shareholders' equity		$772,628		$652,634
Per common share		$27.98		$23.18

CONSOLIDATED STATEMENTS OF INCOME	Quarter ended		Twelve months ended
	December 31		December 31
(in thousands, except per share data)	2009	2008	2009	2008
REVENUES:
Premiums earned	$213,097	$228,874	$858,500	$918,515
Investment income, net of investment expense	27,597	28,225	106,649	113,555
Realized investment gains (losses)	894	(30,796)	2,293	(59,841)
Other income	3,385	3,126	13,178	13,087
Total revenues	244,973	229,429	980,620	985,316
LOSSES AND EXPENSES:
Losses and loss settlement expenses	134,377	145,259	552,491	610,768
Amortization of deferred policy acquisition costs	54,756	56,773	216,470	227,287
Other underwriting expenses	20,931	21,362	85,349	85,182
Interest expense	1,515	1,657	6,217	6,572
Other expenses	956	1,066	4,095	4,545
Total expenses	212,535	226,117	864,622	934,354
Income before income taxes	32,438	3,312	115,998	50,962
Income taxes (benefit)	8,287	(1,315)	29,702	8,643
Net income	$24,151	$4,627	$86,296	$42,319
Weighted average number of shares outstanding:
Basic	27,773,065	28,269,027	27,956,227	29,220,001
Diluted	27,972,863	28,525,951	28,127,302	29,495,561
Per common share:
Basic earnings	$0.87	$0.16	$3.09	$1.45

Diluted earnings	$0.86	$0.16	$3.07	$1.43

RECONCILIATION TO OPERATING INCOME :
Net income	$24,151	$4,627	$86,296	$42,319
Less realized investment gains (losses), net of income taxes (benefits)	580	(20,017)	1,490	(38,897)
Operating income	$23,571	$24,644	$84,806	$81,216
These financial figures are unaudited.

*Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

Harleysville Group Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)	December 31, 2009*	December 31, 2008
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value $213,838 and $250,798)	$204,284	$246,855
Available for sale, at fair value (amortized cost $2,036,993 and $1,889,778)	2,130,179	1,914,051
Equity securities, at fair value (cost $137,150 and $96,004)	186,395	98,815
Short-term investments, at cost, which approximates fair value	116,476	210,682
Other invested assets, at cost, which approximates fair value	2,480	3,189
Total investments	2,639,814	2,473,592
Cash	126	146
Premiums in course of collection	141,486	142,602
Reinsurance receivable	226,781	212,654
Accrued investment income	26,058	25,630
Deferred policy acquisition costs	111,649	110,339
Prepaid reinsurance premiums	48,314	41,481
Property and equipment, net	13,579	12,511
Deferred income taxes	21,429	68,892
Other assets	72,750	67,471
Total assets	$3,301,986	$3,155,318
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$1,782,292	$1,767,601
Unearned premiums	484,510	484,560
Accounts payable and accrued expenses	130,780	119,063
Due to affiliate	13,276	12,960
Debt	118,500	118,500
Total liabilities	2,529,358	2,502,684
Shareholders' equity:
Preferred stock, $1 par value; authorized 1,000,000 shares; none issued
Common stock, $1 par value, authorized 80,000,000 shares; issued 34,583,182 and 34,254,581 shares; outstanding 27,615,120 and 28,156,672 shares	34,583	34,254
Additional paid-in capital	245,636	231,715
Accumulated other comprehensive income (loss)	62,276	(17,390)
Retained earnings	640,593	589,146
Treasury stock, at cost, 6,968,062 and 6,097,909 shares	(210,460)	(185,091)
Total shareholders' equity	772,628	652,634
Total liabilities and shareholders' equity	$3,301,986	$3,155,318
*These financial figures are unaudited.

Harleysville Group Inc. and Subsidiaries
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
	Quarter ended		Twelve months ended
	December 31		December 31
(dollars in thousands)	2009	2008	2009	2008
Net premiums written*	$210,246	$214,543	$851,617	$950,130
Statutory surplus*			$681,160	$588,892

Pretax investment income	$27,597	$28,225	$106,649	$113,555
Related federal income taxes	6,527	7,313	26,239	30,337
After-tax investment income	$21,070	$20,912	$80,410	$83,218

SEGMENT INFORMATION
	Quarter ended		Twelve months ended
	December 31		December 31
(dollars in thousands)	2009	2008	2009	2008
Revenues:
Premiums earned:
Commercial lines	$168,888	$188,044	$690,116	$757,196
Personal lines	44,209	40,830	168,384	161,319
Total premiums earned	213,097	228,874	858,500	918,515
Net investment income	27,597	28,225	106,649	113,555
Realized investment gains (losses)	894	(30,796)	2,293	(59,841)
Other	3,385	3,126	13,178	13,087
Total revenues	$244,973	$229,429	$980,620	$985,316

Income before income taxes:
Underwriting gain (loss):
Commercial lines	$1,567	$7,853	$1,196	($10,723)
Personal lines	1,466	653	2,610	(2,621)
SAP underwriting gain (loss)	3,033	8,506	3,806	(13,344)
GAAP adjustments	-	(3,026)	384	8,622
GAAP underwriting gain (loss)	3,033	5,480	4,190	(4,722)
Net investment income	27,597	28,225	106,649	113,555
Realized investment gains (losses)	894	(30,796)	2,293	(59,841)
Other	914	403	2,866	1,970
Income before income taxes	$32,438	$3,312	$115,998	$50,962

Income taxes on net investment income	$6,527	$7,313	$26,239	$30,337
Income taxes (benefits) on remaining gains (losses)	1,760	(8,628)	3,463	(21,694)
Total income taxes (benefit)	$8,287	($1,315)	$29,702	$8,643

Effective tax rate on:
Net investment income	23.7%	25.9%	24.6%	26.7%
Income	25.5%	N/M	25.6%	17.0%
These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

Harleysville Group Inc. and Subsidiaries
STATUTORY DATA BY LINE OF BUSINESS*
	Quarter ended December 31			Twelve months ended December 31
					Without
					Intercompany
					Pooling
					Transfer**
(dollars in thousands)			Percentage				Percentage
	2009	2008	Change	2009	2008	2008	Change***

Net premiums written:

Commercial:
Automobile	$45,131	$46,639	-3.2%	$182,169	$198,680	$208,983	-8.3%
Workers' compensation	17,598	20,029	-12.1%	80,484	100,701	105,809	-20.1%
Commercial multi-peril	80,398	83,201	-3.4%	326,242	350,209	367,839	-6.8%
Other commercial	22,009	24,547	-10.3%	85,380	92,043	96,228	-7.2%

Total commercial	$165,136	$174,416	-5.3%	$674,275	$741,633	$778,859	-9.1%

Personal:
Automobile	$21,804	$18,426	18.3%	$85,195	$75,805	$79,664	12.4%
Homeowners	20,293	18,938	7.2%	80,044	75,912	80,044	5.4%
Other personal	3,013	2,763	9.0%	12,103	11,062	11,563	9.4%

Total personal	$45,110	$40,127	12.4%	$177,342	$162,779	$171,271	8.9%

Total personal and commercial	$210,246	$214,543	-2.0%	$851,617	$904,412	$950,130	-5.8%

Statutory combined ratios:

Commercial:
Automobile	94.1%	87.5%		91.4%	93.1%	92.6%
Workers' compensation	99.9%	112.8%		106.2%	112.9%	112.4%
Commercial multi-peril	105.2%	105.2%		105.1%	104.5%	104.1%
Other commercial	91.4%	79.4%		97.6%	89.6%	89.3%

Total commercial	99.9%	98.4%		100.7%	100.9%	100.4%

Personal:
Automobile	104.7%	102.4%		103.0%	96.1%	95.7%
Homeowners	86.3%	100.9%		92.7%	105.8%	105.3%
Other personal	98.5%	61.4%		81.1%	88.7%	88.8%

Total personal	96.0%	99.0%		96.8%	100.1%	99.7%

Total personal and commercial statutory combined ratio	99.1%	98.5%		99.8%	100.7%	100.3%

GAAP combined ratio	98.6%	97.6%		99.5%		100.5%

GAAP losses paid	$134,639	$156,094		$551,576		$587,866

Net catastrophe losses incurred	$0	$2,910		$6,244		$34,697
These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

**The effect of the January 1, 2008, pooling transfer of $45,718,282 of net premiums written (representing the transfer of the January 1, 2008, unearned premium balance) and the effect of the pool transfer on the statutory combined ratios are excluded below for comparative purposes.

***Comparison current year to date versus prior year without the intercompany pooling transfer.

CONTACT:
Harleysville Group Inc.
Mark Cummins (Investors)
215-256-5025
mcummins@harleysvillegroup.com
or
Randy Buckwalter (Media)
215-256-5288
rbuckwalter@harleysvillegroup.com